Exhibit 10.7

WARRANT AGREEMENT

between

AUDACY, INC.

and

EQUINITI TRUST COMPANY LLC,

as Warrant Agent

Dated as of September 30, 2024

Warrants To Purchase Common Stock

i

11.	Notices		34
	11.1	Notices Generally	34
	11.2	Required Notices to Holders	35

12.	Inspection		36

13.	Amendments		36

14.	Waivers		37

15.	Successor to Company		37

16.	Headings		37

17.	Counterparts		38

18.	Severability		38

19.	No Redemption		38

20.	Persons Benefiting		38

21.	Applicable Law; Venue		38

22.	Waiver of Jury Trial.		39

23.	Entire Agreement		39

24.	Confidentiality		40

25.	Non-Recourse		41

26.	Waiver of Certain Damages		42

27.	Interpretation		42

EXHIBITS

Exhibit A	Form of Warrant Certificate

Exhibit B	Exercise Form

Exhibit C	Form of Joinder

ii

WARRANT AGREEMENT

This Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, this “Agreement”), dated as of September 30, 2024, is entered into by and between Audacy, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company LLC, as warrant agent (the “Warrant Agent”). Capitalized terms that are used in this Agreement shall have the meanings set forth in this Agreement, including Section 1 hereof.

WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Joint Plan of Reorganization of Audacy, Inc. and Its Debtor Affiliates, Case No. 24-90004 (CML) (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Plan”) and chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Company proposes to issue and deliver Warrants (as defined below) to purchase up to an aggregate of ____________ shares of Common Stock (as defined below), subject to adjustment as provided herein, and the Warrant Certificates evidencing such Warrants;

WHEREAS, each Warrant shall entitle the registered owner thereof to purchase one share of Common Stock, subject to adjustment as provided herein;

WHEREAS, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being issued in an offering in reliance on an exemption from the registration requirements of the Securities Act (as defined below) and of any applicable state securities or “blue sky” laws afforded by Section 1145 of the Bankruptcy Code; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants and the Warrant Certificates evidencing such Warrants.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1. Definitions.

“Action” has the meaning set forth in Section 11.2.

“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appropriate Officer” means any person designated as such by the Board of Directors from time to time.

[“Black-Scholes Expiration Date” means September 30, 2026 at 5:00 p.m. New York time (the second anniversary of the Original Issue Date), or if not a Business Day, then the next Business Day thereafter.]*

[“Black-Scholes Value” means, with respect to any Third Party Sale Transaction, the fair market value of a Warrant on the date and time of consummation of such Third Party Sale Transaction in accordance with the Black-Scholes model for valuing options, using (a) a risk free interest rate equal to the interpolated annual yield on the U.S. Treasury securities with a maturity date closest to the Scheduled Expiration Time, as the yield on that security exists as of such date and time, (b) a term equal to the time in years (rounded to the nearest 1/1000th of a year) from such date until the Scheduled Expiration Time, (c) an assumed volatility of 30%, (d) a current security price for share of Common Stock equal to the Fair Market Value of the consideration received in such Third Party Sale Transaction in respect of each outstanding share of Common Stock, (e) the Exercise Price in effect immediately prior to the effective time of the consummation of such Third Party Sale Transaction and (f) the aggregate number of shares of Common Stock for which such Warrant is then exercisable as of immediately prior to the effective time of the consummation of such Third Party Sale Transaction.]*

“Board of Directors” means the board of directors of the Company, any duly authorized committee of that board or any comparable governing body under local law.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Corporate Agency Office is located are authorized or obligated by law, regulation or executive order to close.

“Cashless Exercise” has the meaning set forth in Section 3.7.

“Cashless Exercise Current Market Price” means the fair market value of the Common Stock on any date of determination with respect to any Cashless Exercise to be determined as follows: (a) if the Common Stock is listed for trading on a national securities exchange, the volume weighted average sale price per share of the Common Stock for the ten (10) consecutive trading days immediately prior to such date of determination, as reported by such national securities exchange; (b) if the Common Stock is not listed on a national securities exchange but is quoted in the over-the-counter market, the average of the last quoted sale prices for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the ten (10) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or (c) in all other cases, as determined by an independent accounting, valuation, appraisal or investment banking firm or consultant, in each case of nationally recognized standing selected by the Board of Directors and engaged by the Company. The Cashless Exercise Current Market Price shall be determined without reference to early hours, after hours or extended market trading and without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests.

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

“Cashless Exercise Warrant” has the meaning set forth in Section 3.7.

“Class A Common Stock” means, subject to the provisions of Section 5.1(f), the shares of class A common stock, $0.01 par value per share of the Company.

“Class B Common Stock” means, subject to the provisions of Section 5.1(f), the shares of class B common stock, $0.01 par value per share of the Company.

“Common Stock” means, subject to the provisions of Section 5.1(f), collectively, the Class A Common Stock and the Class B Common Stock.

“Communications Laws” means the Communications Act of 1934, as amended and the rules, regulations and policies of the Federal Communications Commission (or any successor agency).

“Company” means the company identified in the preamble hereof, and any Successor Company that becomes successor to the Company in accordance with Section 15.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer, and delivered to the Warrant Agent.

“Corporate Agency Office” has the meaning set forth in Section 8.1(a).

“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

“Exchange” means, in the case of any securities, (i) the principal U.S. national or regional securities exchange on which such securities are then listed or (ii) if such securities are not then listed on a principal U.S. national or regional securities exchange, the principal other market on which such securities are then traded.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Form” has the meaning set forth in Section 3.2(c).

“Exercise Notice” has the meaning set forth in Section 3.2(c).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Time.

“Exercise Price” means the exercise price per share of Common Stock, initially set at $77.10, subject to adjustment as provided in Section 5.1.

“Expiration Time” means the earliest to occur of (x) the Scheduled Expiration Time, (y) the date and time of consummation of a Third Party Sale Transaction and (z) the date and time of effectiveness of a Winding Up.

“Fair Market Value” means on any date of determination, (i) as to any cash that is receivable upon conversion, change or exchange of shares of Common Stock in any Third Party Sale Transaction, the dollar amount thereof, or (ii) in the case of any securities (including Common Stock or any other securities that are directly or indirectly convertible into or exchangeable for Common Stock) or other non-cash property that (a) is receivable upon conversion, change or exchange of shares of Common Stock in any Third Party Sale Transaction or (b) is to be valued for purposes of making any adjustment or delivery required under Section 5.1, (x) in the event such securities are not listed for trading on an Exchange, the dollar amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for such security or other non-cash property taking into account all relevant factors (without regard to the lack of liquidity of such securities due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests) and (y) in the event such securities are listed for trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date of determination, in the case of this clause (ii), as reasonably determined as of such date by the Board of Directors in good faith, whose determination shall take into account any fairness opinion, if any, delivered in connection with such Third Party Sale Transaction and not be inconsistent therewith and be evidenced by a resolution of the Board of Directors filed with the Warrant Agent with written notice of such determination given by the Company to the Holders in accordance with Section 11.2.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the Effective Date (as defined in the Plan).

“Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

“Holder” means any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Non-Recourse Parties” has the meaning set forth in Section 25.

[“Non-Sale Transaction” means any Transaction if holders of Common Stock as of immediately prior to such Transaction own, directly or indirectly and solely on account of their Common Stock, a majority of the equity of the purchasing entity, the surviving entity or its applicable parent entity immediately after the consummation of such Transaction.]*

“Non-U.S. Person” means any Person that (A) has certified on an Exercise Form that its foreign equity or foreign voting percentage, each calculated in accordance with FCC rules, is greater than zero percent or that the Holder, if an individual, is not a citizen of the United States, (B) has not timely delivered, or the Company is not treating as having timely delivered, an Exercise Form, or (C) has delivered an Exercise Form that does not allow the Company to determine such Holder’s foreign equity or foreign voting percentage.

“Original Issue Date” means September 30, 2024, the date on which Warrants are originally issued under this Agreement.

“outstanding” when used with respect to any Warrants, means, as of the time of determination, all Warrants theretofore originally issued under this Agreement except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired, terminated and become void pursuant to Section 3.2(b), Section 4 or Section 5.1(f) and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants held directly or beneficially by the Company or any Subsidiary of the Company or any of their respective employees shall be disregarded and deemed not to be outstanding.

“Person” means any individual, entity, estate, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” has the meaning set forth in the recitals hereto.

“Qualifying Electing Person” means, with respect to any Non-Sale Transaction, a holder of Common Stock that (i) is a Qualifying Person; and (ii) if (as a result of rights of election or otherwise) the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction, makes an election to receive the maximum amount of securities pursuant to any rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon conversion, change or exchange of Common Stock in such Transaction.

“Qualifying Person” means, with respect to any Transaction, a holder of Common Stock that is neither (i) an employee of the Company or of any Subsidiary thereof (solely in such Person’s capacity as an employee) nor (ii) a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person.

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

“Regulatory Approval” means any notice or approval which the Company (or any Affiliate of the Company) is required to file with or obtain from any Governmental Authority with jurisdiction over the Company or its Affiliates in order to complete a Transfer or issue Common Stock to a Holder in compliance with applicable Law (including the Communications Laws).

“Required Warrant Holders” means Holders of Warrant Certificates evidencing a majority of the then-outstanding Warrants.

“Sale Cash and Securities Transaction” means a Third Party Sale Transaction that is neither (i) a Sale Cash Only Transaction nor (ii) a Sale Securities Only Transaction.

[“Sale Cash and Securities Transaction Consideration” means, with respect to any Sale Cash and Securities Transaction, the cash, securities or other property received upon the consummation of such Sale Cash and Securities Transaction by holders of Common Stock that are Qualifying Persons on account of their holdings of Common Stock.]*

“Sale Cash Only Transaction” means a Third Party Sale Transaction in which all of the consideration receivable upon the consummation (which includes, for the avoidance of doubt, a dividend or distribution if such Third Party Sale Transaction consists of a sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole)) of such Third Party Sale Transaction by holders of Common Stock that are Qualifying Persons on account of their holdings of Common Stock consists of cash, rights to cash payments (including releases of funds from escrows or payment of earnouts) not constituting securities, and/or other property not constituting securities.

“Sale Securities Only Transaction” means a Third Party Sale Transaction in which all of the property received upon the consummation (which includes, for the avoidance of doubt, a dividend or distribution if such Third Party Sale Transaction consists of a sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole)) of such Third Party Sale Transaction by holders of Common Stock that are Qualifying Persons on account of their holdings of Common Stock consists solely of securities, provided that such a transaction may include provisions for cash payments in lieu of fractional interests.

[“Sale Securities Only Transaction Securities” means, with respect to any Sale Securities Only Transaction, the securities received upon consummation of such Sale Securities Only Transaction by holders of Common Stock that are Qualifying Persons on account of their holdings of Common Stock.]*

“Scheduled Expiration Time” means 5:00 p.m. New York time on September 30, 2028 (the fourth anniversary of the Original Issue Date) or, if not a Business Day, then 5:00 p.m. New York time on the next Business Day thereafter.

“SEC” means the United States Securities and Exchange Commission.

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Agreement” means the Shareholders’ Agreement of the Company, dated September 30, 2024, as the same may be supplemented, amended or amended and restated pursuant to its terms from time to time.

“Specific Approval” means the FCC’s approval of a specific Non-U.S. Person’s holding of Common Stock or any other voting or equity interest in the Company issued in any declaratory ruling or similar ruling and any clearance or approval of any other Governmental Authority such as the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector (formerly known as “Team Telecom”) prior to or in connection with such FCC approval.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock or other equity securities which ordinarily have voting power for the election of directors or managers, whether at all times or only so long as no senior class of stock or other equity securities has such voting power by reason of any contingency. A “Subsidiary” shall also include an entity of which more than 50% of the gains or losses is allocated, directly or indirectly, to the Company or to one or more other Subsidiaries, or to the Company and one or more other Subsidiaries, collectively.

“Successor Company” has the meaning set forth in Section 15.

“Third Party Sale Transaction” means a transaction or series of transactions to which the Company or any of its Subsidiaries is a party pursuant to which all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) are transferred, directly or indirectly, to a third party (whether as a result of a consolidation, a sale of equity, a merger, a tender or exchange offer, a sale or issuance of equity or a sale of assets), in each case, (i) in which the outstanding shares of Common Stock shall receive or be entitled to receive (either directly or upon subsequent liquidation or winding up) cash, securities, other property or any combination thereof and (ii) excluding any Non-Sale Transaction.

“Trading Day” means, with respect to any securities listed for trading on an Exchange, a day on which trading in such securities occurs on the Exchange.

“Transaction” has the meaning set forth in Section 5.1(f).

“Transfer” means any transfer, sale, exchange, assignment or other disposition.

“U.S. Person” means either (i) an individual who is a citizen of the United States of America (“U.S.”) or (ii) any other Person organized under the laws of the U.S. or any State or other jurisdiction thereof and wholly owned and controlled, directly and indirectly, by individuals who are citizens of the United States and other Persons organized under the laws of the U.S. or any State of other jurisdiction thereof.

“Warrant Agent” means the warrant agent set forth in the preamble hereof or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form set forth in Exhibit A attached hereto; provided, however, that (i) if a Warrant is issued by electronic or book entry registration on the books of the Warrant Agent only and not represented by a physical certificate then (A) the Holder thereof shall be deemed to hold and have received a Warrant Certificate for all purposes under this Agreement as a result of the Warrant Agent’s registration of such Holder’s applicable Warrants in the Holder’s name on the books of the Warrant Agent (including the Warrant Register), (B) the Warrant Agent shall be deemed to hold the Warrant Certificate electronically on behalf of such Holder and (C) the Company and the Warrant Agent shall deliver a physical Warrant Certificate or Exercise Form, as applicable, to a Holder upon a Holder’s written request, and (ii) any Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.1(b).

“Warrants” means those certain warrants to purchase initially up to an aggregate of ___________ shares of Common Stock at the Exercise Price, subject to adjustment pursuant to Section 5, issued hereunder.

“Winding Up” has the meaning set forth in Section 4.

2. Warrant Certificates.

2.1 Original Issuance of Warrants.

(a) On the Original Issue Date and subject to the terms and conditions set forth in this Agreement, in accordance with the terms of the Plan, the Warrant Agent shall issue and register the Warrants in the names of the respective Holders thereof in book-entry positions on the books of the Warrant Agent, in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. The Warrants so issued and registered shall be reflected on statements issued by the Warrant Agent to the Holders.

(b) Except as set forth in Section 3.2(d), Section 6 and Section 8, the Warrant Certificates issued and registered by the Warrant Agent on the Original Issue Date shall be the only Warrant Certificates issued or outstanding under this Agreement.

(c) Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock, subject to adjustment as provided in Section 5.

2.2 Form of Warrant Certificates.

The Warrant Certificates evidencing the Warrants (a) shall be in registered form only and substantially in the form set forth in Exhibit A hereto, (b) shall be dated the date on which countersigned by the Warrant Agent, (c) shall have such insertions as are appropriate or required or permitted by this Agreement and (d) may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the directors or officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, in each case, as reasonably determined by an Appropriate Officer.

2.3 Execution and Delivery of Warrant Certificates.

(a) Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing __________ Warrants except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Section 3.2(d), Section 6 and Section 8.

(b) The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by Section 2.1, Section 3.2(d), Section 6 or Section 8.

(c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board of Directors, the Chief Executive Officer, the President or any one of the Vice Presidents or officers of the Company and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually, by electronic signature or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.

3. Exercise and Expiration of Warrants.

3.1 Right to Acquire Common Stock Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one share of Common Stock at the Exercise Price, subject to adjustment as provided in this Agreement; provided, however, that if such Warrant Certificate is issued by electronic or book entry registration on the books of the Warrant Agent only and not represented by physical certificates, (a) the Holder’s rights shall not be subject to such countersignature by the Warrant Agent and (b) the Holder shall be deemed to hold and have received the Warrant Certificate for all purposes under this Agreement as a result of the Warrant Agent’s registration of such Holder’s applicable Warrants in the Holder’s name on the books of the Warrant Agent (including the Warrant Register). The Exercise Price, and the number of shares of Common Stock obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

3.2 Exercise and Expiration of Warrants.

(a) Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Original Issue Date until the Expiration Time, for the shares of Common Stock obtainable thereunder.

(b) Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of the Expiration Time. No further action of any Person (including by, or on behalf of, any Holder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(b).

(c) Method of Exercise. In order for a Holder to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) provide written notice to the Company and the Warrant Agent in accordance with the notice information set forth in Section 11 (“Exercise Notice”), (ii) at the Corporate Agency Office, (x) deliver to the Warrant Agent an exercise form for the election to exercise such Warrants, substantially in the form set forth in Exhibit B hereto (an “Exercise Form”), setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof, and (y) surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants; (iii) pay to the Warrant Agent an amount equal to (x) all taxes required to be paid by the Holder, if any, pursuant to Section 3.4 prior to, or concurrently with, exercise of such Warrants and (y) except in the case of a Cashless Exercise, the aggregate of the Exercise Price in respect of each share of Common Stock into which such Warrants are exercisable, in case of (x) and (y), by cashier’s check payable to the order of the Warrant Agent, or by wire transfer in immediately available funds to such account of the Warrant Agent at such banking institution as the Warrant Agent shall have designated from time to time for such purpose in accordance with Section 11.1(b) and (iv) comply with Section 3.8 and Section 9.4.

(d) Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company in accordance with Section 2.3(c). The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e) Issuance of Common Stock. Upon due exercise of Warrants evidenced by any Warrant Certificate in conformity with the foregoing provisions of Section 3.2(c), the Warrant Agent shall, when the actions specified in Section 3.2(c)(i) have been effected, any payment specified in Section 3.2(c)(ii) is received and the provisions of Section 3.8 have been complied with, deliver to the Company the Exercise Form received pursuant to Section 3.2(c)(i), deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five (5) Business Days after the Exercise Date referred to below, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants pursuant to Section 3.6 or if Cashless Exercise applies, Section 3.7 and (ii) deliver or cause to be delivered to the Recipient (as defined below) the shares of Common Stock in book-entry form in accordance with Section 3.2(f) in an amount equal to the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined, together with an amount in cash in lieu of any fractional share of Common Stock(s), if the Company so elects pursuant to Section 5.2. The shares of Common Stock in book-entry form so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the applicable Exercise Form and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 3.4 and Section 3.7, such other Person as shall be designated in writing by the Holder in such Exercise Form (the Holder or such other Person being referred to herein as the “Recipient”). As a condition to the issuance of shares of Common Stock pursuant to this Section 3.2(e), the Recipient shall: (A) execute a joinder to the Shareholders’ Agreement, substantially in the form attached hereto as Exhibit C, and (B) provide to the Company or its registered office provider such documentation and other evidence as is reasonably required by the Company or its registered office to carry out and to be satisfied that they have complied with all necessary “know your customer” or similar requirements under all applicable laws and regulations.

(f) Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which each of the requirements for exercise of such Warrant specified in Section 3.2(c) and Section 3.8 has been duly satisfied (the “Exercise Date”). At such time, subject to Section 5.1(d)(iv) and the Recipient complying with its obligations pursuant to Section 3.2(e), the Company shall procure the entry into the Company’s register of stockholders of the name of the Recipient as holder of the shares of Common Stock on the Exercise Date, and shall provide to the Recipient an extract of the register so updated as soon as practicable thereafter, in book-entry form for the shares of Common Stock issuable upon such exercise as provided in Section 3.2(e) shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such shares of Common Stock.

(g) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of the Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of, cooperate with, and reasonably assist such Person and the Company in, resolving any discrepancies between Exercise Forms received and delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company promptly after receipt of an Exercise Form of (x) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (y) the instructions with respect to delivery of the shares of Common Stock deliverable upon such exercise and (z) such other information as the Company shall reasonably require.

(h) All questions as to the validity, form and sufficiency (including time of receipt) of an Exercise Form will be determined by the Company in its reasonable discretion in accordance with the provisions set forth herein. The Company reserves the right to reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would be unlawful; provided that the Company shall provide the Holder with the reasonable opportunity to correct any defects in the Exercise Forms. Moreover, without limiting the rights and immunities of the Warrant Agent, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. If the Company believes there is any irregularity in the exercise of the Warrants, then the Company shall (or shall cause the Warrant Agent to) promptly give notice to the Holder of the Warrants that submitted the applicable Exercise Form of such irregularities and an opportunity to cure the same, provided that the Warrant Agent shall not incur any liability for the failure to give such notice. The Warrant Agent shall incur no liability for or in respect of any determination, action or omission by the Company in accordance with this Section 3.2(h).

3.3 Application of Funds upon Exercise of Warrants. Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.4 Payment of Taxes. The Company shall pay any and all taxes (other than income or similar taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form for shares of Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.5 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.5 shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy any such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

3.6 Common Stock Issuable. The number of shares of Common Stock “obtainable upon exercise” or “issuable upon exercise” of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The number of shares of Common Stock “into which each Warrant is exercisable” shall be one share of Common Stock, subject to adjustment as provided in Section 5.1.

3.7 Cashless Exercise.

(a) Notwithstanding any provisions herein to the contrary, if, on the Exercise Date of a Cashless Exercise, the Cashless Exercise Current Market Price of one share of Common Stock is greater than the applicable Exercise Price on the Exercise Date, then, in lieu of paying to the Company the applicable Exercise Price by wire transfer in immediately available funds, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants or any portion thereof being exercised (such portion, the “Cashless Exercise Warrants” with respect to such date) by (i) providing the Exercise Notice to the Warrant Agent pursuant to the Exercise Form; or (ii) that the Holder desires to effect a “cashless exercise” (a “Cashless Exercise”) with respect to the Cashless Exercise Warrants, in which event the Company shall issue to the Holder a number of shares of Common Stock with respect to Cashless Exercise Warrants computed using the following formula (it being understood that any portion of the Warrants being exercised on such date that are not Cashless Exercise Warrants will not be affected by this calculation):

X = (Y (A-B)) ÷ A

Where X =	the number of shares of Common Stock to be issued to the Holder in respect of the Cashless Exercise Warrants

Y =	the number of shares of Common Stock purchasable under the Cashless Exercise Warrants being exercised by the Holder (on the Exercise Date)

A =	the applicable Cashless Exercise Current Market Price of one share of Common Stock (on the Exercise Date)

B =	the applicable Exercise Price (as adjusted through and including the Exercise Date).

(b) Upon receipt of an Exercise Notice for a Cashless Exercise, the Warrant Agent shall deliver a copy of the Exercise Notice to the Company and the Company shall promptly calculate and transmit to the Warrant Agent in writing, the number of shares of Common Stock issuable in connection with such Cashless Exercise. The Warrant Agent shall have no obligation under this Agreement to calculate, the number of shares of Common Stock issuable in connection with a Cashless Exercise, nor shall the Warrant Agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock issuable upon such exercise, pursuant to this Section 3, is accurate or correct.

3.8 Regulatory Approvals.

(a) The Company reserves the right to reject any and all Exercise Forms that it reasonably determines in good faith are not in proper form or for which any corresponding agreement by the Company to exchange would, in the reasonable opinion of the Company, be unlawful. Any such determination by the Company shall be final and binding on the Holder of the Warrants, absent manifest error; provided that the Company shall provide a Holder with the reasonable opportunity to correct any defects in its Exercise Forms (without prejudicing such Holder’s ability to deliver subsequent Exercise Forms). The Company further reserves the right to request such information (including, without limitation, information with respect to citizenship, other ownership interests and Affiliates) as the Company (A) may deem appropriate, after consulting with independent outside legal counsel, to determine whether the exercise of the Warrants would (i) be unlawful, (ii) subject the Company to any limitation under the Communications Laws that would not apply to the Company but for such exchange, or (iii) limit or impair any business activities of the Company under the Communications Laws, and/or (B) may be reasonably required in order to complete and prosecute any FCC application or petition for declaratory ruling necessary to obtain any Regulatory Approvals, or to respond to any inquiries from the FCC or other Governmental Authorities, which shall be furnished promptly by any Holder from whom such information is requested as a condition to such Holder’s exercise of Warrants. Each Holder agrees that the Company may disclose to the FCC or other Governmental Authorities the identity of and further ownership information about any Person, as required by the FCC or other Governmental Authorities or, to the extent not so required, as the Company’s independent outside legal counsel reasonably deems advisable, about any Person who would hold any interest in the Company of 5% or more of the Company’s voting or equity interests in the Company calculated pursuant to the Communications Laws upon the exercise of Warrants. Moreover, the Company reserves the absolute right to waive any of the conditions to any particular exercise of Warrants or any defects in the Exercise Form(s) with regard to any particular exercise of Warrants. The Company shall provide prompt written notice to the Holder of any such rejection or waiver.

(b) Without limiting the foregoing and notwithstanding any provisions contained herein to the contrary, (i) no Holder shall be entitled to exercise any Warrant until all Regulatory Approvals required to be made to or obtained from any Governmental Authority with jurisdiction over the Company or its Subsidiaries have been made or obtained, and in the event that all required Regulatory Approvals are not received, the Holder shall continue to hold its Warrants; and (ii) the Company may (x) prior to the FCC’s grant of a declaratory ruling approving aggregate foreign ownership of the Company in excess of 25%, prohibit the exercise of Warrants which may, in the Company’s determination, after consulting with independent outside legal counsel, cause 22.5% or more of the Company’s outstanding equity interests or the equity of any Subsidiary of the Company to be directly or indirectly owned or voted by or for the account of Non-U.S. Persons as determined pursuant to the Communications Laws, or by any other entity the equity of which is owned, controlled by, or held for the benefit of, Non-U.S. Persons, (y) require Specific Approval prior to any exercise of a Warrant by a Non-U.S. Person (or by any other entity the equity of which is owned, controlled by, or held for the benefit of, Non-U.S. Persons) to the extent necessary under the Communications Laws or the terms of any declaratory ruling obtained by the Company or (z) prohibit the exercise of any Warrants if such exercise would, in the Company’s reasonable determination (A) result in a violation of applicable laws or regulations or (B) involve circumstances that the Board of Directors determines could require the registration or qualification of any class of Common Stock or require the Company to file reports pursuant to any applicable federal or state securities laws.

(c) Notwithstanding anything herein to the contrary, it shall be a condition to the exercise of any Warrant that upon receipt of Common Stock upon exercise, the Holder shall, if not already a party to the Shareholders’ Agreement, execute a joinder thereto (or, in the case where such Holder does not execute such joinder, be deemed to have become a party to the Shareholders’ Agreement, irrespective of whether such Holder physically executes the Shareholders’ Agreement or a joinder thereto).

(d) Upon receipt of all necessary Regulatory Approvals, if any, in respect of the exercise of any Warrant, and provided that (i) a Holder has complied with the requirements of Section 3.2(a) and Section 3.2(c), (ii) the Company has determined that (x) the Holder’s exercise of its Warrants does not violate any of the Communications Laws or the Securities Act or any decision, rule, regulation, policy, order or declaratory ruling issued by the FCC or the SEC, as applicable and (y) all conditions imposed by the FCC or any other Governmental Authority in any Regulatory Approval have been satisfied, such Holder’s Warrants shall be automatically deemed exercised.

3.9 Withholding. Subject to Section 3.4, notwithstanding anything in this Agreement or the Warrant to the contrary, the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts or property payable or deliverable to any Person pursuant to or in connection with this Agreement or the Warrant such amounts as are required to be deducted or withheld under applicable law (and the Company shall be entitled to withhold, for the avoidance of doubt, from any amounts or property that are payable or deliverable to such Person pursuant to or in connection with this Agreement or the Warrant, that are subsequent to the payment or delivery or other circumstance that gave rise to the requirement to deduct or withhold under applicable law); provided that, the Company shall use its commercially reasonable efforts to notify such Person of such withholding obligation prior to the date on which such deduction and withholding is required to be made and the parties shall take commercially reasonable steps to reduce or eliminate any such withholding. Any amounts that are so withheld by the Company shall be paid to the appropriate Governmental Authority and shall be treated as having been paid to the Person in respect of which such withholding was made.

4. Dissolution, Liquidation or Winding Up.

Unless Section 5.1(f) applies, if, on or prior to the Expiration Time, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up (collectively, a “Winding Up”; provided that a Winding Up shall not be effected pursuant to a Transaction) of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders in the manner provided in Section 11.2 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of Warrant Certificates shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the shares of Common Stock into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise the Warrants shall terminate.

Unless Section 5.1(f) applies, in case of any Winding Up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive pursuant to the above paragraph, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after receipt of surrendered Warrant Certificates evidencing Warrants, the Warrant Agent shall make payment in appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 4 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; provided that moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

5. Adjustments.

5.1 Adjustments. In order to prevent dilution of the rights granted under the Warrants and to grant the Holders certain additional rights, the Exercise Price shall be subject to adjustment from time to time only as specifically provided in this Section 5.1 and the number of shares of Common Stock obtainable upon exercise of Warrants shall be subject to adjustment from time to time only as specifically provided in this Section 5.1, in each case, without duplication.

(a) Subdivisions and Combinations. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any equity security split, subdivision or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (other than (x) a subdivision upon a Transaction to which Section 5.1(f) applies or (y) an equity security split effected by means of a stock or equity security dividend or distribution to which Section 5.1(b) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the sum of (A) the total number of shares of Common Stock issued and outstanding immediately prior to such subdivision plus (B) the number of shares of Common Stock issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a combination (by any reverse equity security split, combination or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a Transaction to which Section 5.1(f) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the sum of (A) the total number of shares of Common Stock issued and outstanding immediately prior to such combination minus (B) the number of shares of Common Stock reduced as a result of such combination. Any adjustment under this Section 5.1(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.

(b) Common Stock Dividends. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired, in whole or in part, pay, make or issue to the holders of its Common Stock, or shall fix a record date for the determination of holders of Common Stock to receive, a dividend or distribution payable in, or otherwise pay, make or issue, or fix a record date for the determination of holders of Common Stock to receive, a dividend or other distribution on any class of its equity securities payable in, Common Stock (other than a dividend or distribution upon a Transaction to which Section 5.1(f) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination; and

(ii) the denominator of which shall be the sum of (A) the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution.

Any adjustment under this Section 5.1(b) shall, subject to Section 5.1(d)(iv), become effective immediately after the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution.

(c) Reclassifications. In the event that the Company reclassifies the Common Stock (other than any such reclassification in connection with a Transaction to which Section 5.1(f) applies) into Common Stock and any other equity interests of the Company:

(i) then and in each such event, the Exercise Price in effect immediately prior to the close of business on the effective date of such reclassification shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1): (x) the numerator of which shall be the Fair Market Value per share of Common Stock on such date for determination minus the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors filed with the Warrant Agent) of the portion applicable to one share of Common Stock of such other equity interests of the Company into which Common Stock are so reclassified and (y) the denominator of which shall be Fair Market Value per share of Common Stock;

(ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 5.1(a) (and the effective date of such reclassification shall be deemed to be “the date upon which such subdivision becomes effective” or “the date upon which such combination becomes effective,” as applicable, for the purposes and within the meaning of Section 5.1(a)); and

(iii) any dividend or distribution of equity interests made or paid on Common Stock shall not be deemed a reclassification within the meaning of this Section 5.1(c).

(d) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable under Section 5.1:

(i) Common Stock Held by the Company. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed a dividend or distribution of Common Stock for purposes of Section 5.1(b). The Company shall not make or issue any dividend or distribution on Common Stock held in the treasury of the Company. For the purposes of Section 5.1(b), the number of shares of Common Stock at any time outstanding shall not include Common Stock held in the treasury of the Company.

(ii) When Adjustments Are to be Made. The adjustments required by Section 5.1(a), Section 5.1(b), Section 5.1(c) and Section 5.1(g) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5.1(a), Section 5.1(b), Section 5.1(c) and Section 5.1(g) and not previously made, would result in such minimum adjustment.

(iii) Fractional Interests. In computing adjustments under this Section 5.1, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share of Common Stock.

(iv) Deferral of Issuance Upon Exercise. In any case in which Section 5.1(b) or Section 5.1(g) shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 5.1(e) shall require a corresponding increase in the number of shares of Common Stock into which each Warrant is exercisable, the Company may elect to defer (but not in any event later than the Expiration Time or the closing date of the applicable Third Party Sale Transaction) until the occurrence of such specified event (A) the issuance to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and the registration of such Holder (or other Person) as the record holder of, the shares of Common Stock over and above the shares of Common Stock issuable upon such exercise on the basis of the number of shares of Common Stock obtainable upon exercise of such Warrant immediately prior to such adjustment and to require payment in respect of such number of shares of Common Stock the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument that evidences the right of such Holder or other Person to receive, and to become the record holder of, such additional shares of Common Stock, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional shares of Common Stock) and, if the shares of Common Stock are then traded on a national securities exchange or other market, meets any applicable requirements of the principal national securities exchange or other market on which the shares of Common Stock are then traded.

(e) Adjustment to Common Stock Obtainable Upon Exercise. Whenever the Exercise Price is adjusted as provided in this Section 5.1 (other than as an adjustment required pursuant to Section 5.1(g)), the number of shares of Common Stock into which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(f) Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, the Company (including any Successor Company) shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting: (1) a consolidation of the Company with, a sale of all of the equity (including a tender or exchange offer) of the Company to, a merger of the Company into, a sale of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to, any other Person, or any similar transaction, in each case, in which the previously outstanding shares of Common Stock shall receive or be entitled to receive (either directly or upon subsequent liquidation or winding up), cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination of the foregoing (a “Non-Surviving Transaction”), or (2) any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a “Surviving Transaction” and any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”); then:

(i) [if such Transaction constitutes a Sale Cash Only Transaction and such Sale Cash Only Transaction is consummated on or prior to the Black-Scholes Expiration Date, then, at the effective time of the consummation of such Sale Cash Only Transaction, (A) any Warrants not exercised prior to the closing of such Sale Cash Only Transaction shall automatically expire, terminate and become void without any payment or consideration other than as contemplated by the following clause (B) and (B) to the extent the Black-Scholes Value of one Warrant as of the date of the consummation of the Sale Cash Only Transaction is greater than zero, the Company shall deliver or cause to be delivered to the Holder of each Warrant Certificate evidencing any unexercised Warrants, cash in an amount, for each Warrant so evidenced, equal to the greater of (x) such Black-Scholes Value and (y) the consideration to be received by such Holder if such Warrant were exercised for Common Stock;]*

(ii) if such Transaction is a Non-Sale Transaction:

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

(A) as a condition to the consummation of such Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Warrant Agent a written instrument providing that any Warrant that remains outstanding in whole or in part, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable (on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement) into, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, only the securities or other property (“Substituted Property”) that would have been receivable upon such Transaction by a Qualifying Electing Person holding the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction and for an aggregate Exercise Price for such Warrant equal to the product of (I) the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction and (II) the Exercise Price per share of Common Stock immediately prior to such Transaction;

(B) except as otherwise specified in Section 5.1(f)(ii)(A), the rights and obligations of the Company (or, in the event of a Non-Surviving Transaction, such other Person) and the Holders in respect of Substituted Property shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of shares of Common Stock hereunder as set forth in Section 3.1 hereof; and

(C) such written instrument under clause (ii)(A) above shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5; and the provisions of this Section 5.1(f) shall similarly apply to successive Transactions that are not Third Party Sale Transactions;

(iii) [if such Transaction constitutes a Sale Securities Only Transaction and such Sale Securities Only Transaction is consummated on or prior to the Black-Scholes Expiration Date, then, at the effective time of the consummation of such Sale Securities Only Transaction, (A) any Warrants not exercised prior to the closing of such Sale Securities Only Transaction shall automatically expire, terminate and become void without any payment or consideration other than as contemplated by the following clause (B) and (B) if the Black-Scholes Value of one Warrant as of the date of the consummation of the Sale Securities Only Transaction is greater than zero, the Company shall deliver or cause to be delivered to the Holder of each Warrant Certificate evidencing any unexercised Warrants, an amount of the Sale Securities Only Transaction Securities for each Warrant so evidenced having a Fair Market Value equal to the greater of: (x) such Black-Scholes Value and (if such Sale Securities Only Transaction Securities consist of securities of more than one type) in such proportion among the securities so delivered as to be the same as the pro rata kind and amount per share of Common Stock (determined on the basis of all outstanding shares of Common Stock held by all Qualifying Persons) and (y) value of the consideration to be received by such Holder if such Warrant were exercised for Common Stock and (if such Sale Securities Only Transaction Securities consist of securities of more than one type) in such proportion among the securities so delivered as to be the same as the pro rata kind and amount per share of Common Stock (determined on the basis of all outstanding shares of Common Stock held by all Qualifying Persons); or]*

(iv) [if such Transaction constitutes a Sale Cash and Securities Transaction and such Sale Cash Only Transaction is consummated on or prior to the Black-Scholes Expiration Date, then, at the effective time of the consummation of such Sale Cash and Securities Transaction, (A) any Warrants not exercised prior to the closing of such Sale Cash and Securities Transaction shall automatically expire, terminate and become void without any payment or consideration other than as contemplated by the following clause (B) and (B) if the Black-Scholes Value of each Warrant as of the date of the consummation of the Sale Cash and Securities Transaction is greater than zero, the Company shall deliver or cause to be delivered to the Holder of each Warrant Certificate evidencing any unexercised Warrants, an amount of Sale Cash and Securities Transaction Consideration for each Warrant so evidenced having a Fair Market Value equal to the greater of: (x) such Black-Scholes Value and (if such Sale Cash and Securities Transaction Consideration consists of consideration of more than one type) in such proportion among the cash, securities and other property so delivered as to be the same as the pro rata kind and amount per share of Common Stock (determined on the basis of all outstanding shares of Common Stock held by all Qualifying Persons) actually received in such Sale Cash and Securities Transaction by all Qualifying Persons and (y) value of the consideration to be received by such Holder if such Warrant were exercised for Common Stock and (if such Sale Cash and Securities Transaction Consideration consists of consideration of more than one type) in such proportion among the cash, securities and other property so delivered as to be the same as the pro rata kind and amount per share of Common Stock (determined on the basis of all outstanding shares of Common Stock held by all Qualifying Persons) actually received in such Sale Cash and Securities Transaction by all Qualifying Persons.]*

[For the avoidance of doubt, notwithstanding anything to the contrary contained herein, in no event shall a Holder be entitled to any Fair Market Value, or any delivery of any cash, securities or other property in respect thereof, on account of the Warrants (using the Black-Scholes Value or otherwise) in any Non-Sale Transaction (other than the kind and amount of Substituted Property specified in Section 5.1(f)(ii)(A)).]*

(g) Upon a Transaction. In the event of a Transaction [after the Black-Scholes Expiration Date]* that constitutes a Sale Cash Only Transaction, each Warrant shall be deemed to be exercised immediately prior to the consummation of such Sale Cash Only Transaction and the Holder thereof shall receive solely the cash consideration to which such

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

Holder would have been entitled as a result of such Sale Cash Only Transaction, less the Exercise Price, as though the Warrant had been exercised immediately prior thereto. Upon a Sales Securities Only Transaction or a Sale Cash and Securities Transaction, each Warrant will be assumed by the party surviving such Sales Securities Only Transaction or Sale Cash and Securities Transaction and shall continue to be exercisable subject to the terms set forth herein for the kind and amount of shares of stock or other securities or assets of the Company or of the successor Person resulting from such Sales Securities Only Transaction or Sale Cash and Securities Transaction to which such Holder would have been entitled as a result of such Sales Securities Only Transaction or Sale Cash and Securities Transaction had the Warrant been exercised in full immediately prior thereto and acquired the applicable number of shares of Common Stock then issuable pursuant to such Holder’s Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants), and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights to insure that the provisions of this Section 5.1(g) shall thereafter be applicable, as nearly as possible, to the Warrants in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of the Warrants. The Company shall not effect any such Transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of its Warrants. For the avoidance of doubt, this Section 5.1(g) shall be subject in all respects to compliance with the Communications Laws.

(h) Cash Dividends. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, pay, or fix a record date for the determination of holders of Common Stock to receive, any dividend of cash to holders of its Common Stock (other than any dividend or distribution upon a Transaction to which Section 5.1(f) or Section 5.1(g) or applies) (a “Cash Dividend”), then and in each such event, the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution shall be decreased (to an amount not less than zero) by an amount equal to the amount of the cash so distributed to one share of Common Stock. Any adjustment under this Section 5.1(h) shall, subject to Section 5.1(d)(iv), become effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such Cash Dividend.

(i) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of Common Stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 5.1(a), Section 5.1(b), Section 5.1(c) or Section 5.1(g) as deemed advisable by the Board of Directors, in order that any event treated for income tax purposes as a dividend of equity securities or equity security rights shall not be taxable to the recipients.

(h) Warrants Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time.

(j) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of shares of Common Stock into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) after such adjustment becomes effective, deliver to all Holders, in accordance with Section 11.1(b) and Section 11.2, a notice setting forth such adjustment in reasonable detail and showing in reasonable detail the facts upon which such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) is based; and

(iii) deliver to the Warrant Agent a certificate of the Treasurer or other officer of the Company having equivalent responsibilities setting forth the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Fair Market Value of any evidences of indebtedness, shares of equity securities, securities, cash or other assets or consideration used in the computation was determined). As provided in Section 10.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

(k) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of equity securities into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of equity securities initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

5.2 Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares of Common Stock, but may, in lieu of issuing any fractional shares of Common Stock make an adjustment therefore in cash on the basis of the Fair Market Value per share of Common Stock on the date of such exercise. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

5.3 No Other Adjustments. In each case, except in accordance with Section 5.1, the applicable Exercise Price and the number of shares of Common Stock obtainable upon exercise of any Warrant will not be adjusted for (x) any dividend or distribution made or paid on the shares of Common Stock or any other equity securities, (y) any purchase (including by tender or exchange offer) of any shares of Common Stock or (z) the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or carrying the right to purchase any of the foregoing, including:

(i) upon the issuance of any other securities by the Company on or after the Original Issue Date, whether or not contemplated by the Plan, or upon the issuance of shares of Common Stock upon the exercise of any such securities;

(ii) upon the issuance of any shares of Common Stock or other securities or any payments pursuant to the Management Incentive Plan (as defined in the Plan) or any other equity incentive plan of the Company;

(iii) upon the issuance of any shares of Common Stock pursuant to the exercise of the Warrants; or

(iv) upon the issuance of any shares of Common Stock or other securities of the Company in connection with a business acquisition transaction.

6. Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Holder and a request thereby for a new replacement Warrant Certificate, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company and the Warrant Agent as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (a) or (b) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of any tax or other governmental charge that is imposed in relation thereto and any other reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7. Reservation and Authorization of Common Stock.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued shares of Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants for cash. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of its shares of Common Stock if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that it will take such actions as may be necessary or appropriate in order that all shares of Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, and will be free of restrictions on transfer and will be free from all taxes, liens and charges in respect of the issue thereof (other than income or similar taxes or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein or in connection with a Cashless Exercise). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation. The Company covenants that the stock certificates, if any, issued to evidence any shares of Common Stock issued upon exercise of Warrants will comply with the Delaware General Corporation Act (as amended) and any other applicable law.

The Company hereby authorizes and directs its current and future transfer agents for the shares of Common Stock at all times to reserve stock certificates for such number of shares of Common Stock, to the extent as, and if, required. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes, to the extent as, and if, required.

8. Warrant Transfer and Exchange.

8.1 Warrant Transfer Books.

(a) The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is 48 Wall Street, 23rd Floor, New York, NY 10005, on the Original Issue Date. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

(b) The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

(c) Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

(d) At the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

8.2 Restrictions on Exchanges and Transfers.

(a) No Warrants or Common Stock shall be sold, exchanged or otherwise Transferred (A) in violation of (i) the Securities Act or state securities Laws, (ii) the Communication Laws, or (iii) the Company’s certificate of incorporation or other governing documents and (B) unless the transferee delivers to the Warrant Agent a properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable. If any Holder purports to Transfer Warrants to any Person in a transaction that would violate the provisions of this Section 8.2, such Transfer shall be void ab initio and of no effect.

(b) The Company reserves the right to reject any and all assignment forms that it reasonably determines are not in proper form or for which any corresponding agreement by the Company to Transfer or exchange would, in the reasonable opinion of the Company, be unlawful. Any such determination by the Company shall be final and binding on the Holder of the Warrants, absent manifest error provided that the Company shall provide a Holder with the reasonable opportunity to correct any defects in its assignment forms (without prejudicing such Holder’s ability to deliver subsequent assignment forms). The Company further reserves the right to request such information (including, without limitation, information with respect to citizenship, other ownership interests and Affiliates) as the Company may deem appropriate, after consulting with independent outside legal counsel, to determine whether the Transfer or exchange of the Warrants would (i) be unlawful, (ii) subject the Company to any limitation under the Communications Laws that would not apply to the Company but for such exchange, (iii) limit or impair any business activities of the Company under the Communications Laws, which shall be furnished promptly by any Holder from whom such information is requested as a condition to such Holder’s Transfer or exchange of Warrants, or (iv) involve circumstances that the Board of Directors determines could require the registration or qualification of any class of equity securities of the Company or require the Company to file reports pursuant to any applicable federal or state securities laws including but not limited to the Company having, in the aggregate, either (A) 1,900 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) or (B) in the aggregate, more than 450 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) who do not satisfy the definition of an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act (determined, in each case, in Company’s reasonable discretion).

(c) Moreover, the Company reserves the absolute right to waive any of the conditions to any particular Transfer or exchange of Warrants or any defects in the assignment form(s) with regard to any particular Transfer or exchange of Warrants. The Company shall provide prompt written notice to the Holder of any such rejection or waiver.

(d) Notwithstanding anything herein to the contrary, it shall be a condition to the Transfer of any Warrant that the transferee of such Warrant (i) shall comply with Section 8.2(a) and (ii) to the extent such transferee exercises any Warrant, shall execute a joinder to the Shareholders’ Agreement (or, in the case where such transferee does not execute such joinder, shall be deemed to have become a party to the Shareholders’ Agreement, irrespective of whether such transferee physically executes the Shareholders’ Agreement or a joinder thereto).

8.3 Miscellaneous Procedures for Transfer or Exchanges of Warrants.

(a) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(b) No service fee shall be charged to the transferor or transferee for any registration of transfer or exchange of Warrant Certificates; provided, however, that the Company may require payment of a sum sufficient to cover any stamp, registration or other similar transfer tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

(c) The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

(d) The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

9. Warrant Holders.

9.1 No Voting or Dividend Rights.

(a) No Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same or otherwise by virtue hereof, as a holder of Common Stock of the Company, including the right to vote, to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock.

(b) The consent of any Holder of a Warrant Certificate, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same or otherwise by virtue hereof, shall not be required with respect to any action or proceeding of the Company, including with respect to any Third Party Sale Transaction.

(c) Except as provided in Section 4, no Holder of a Warrant Certificate, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same or otherwise by virtue hereof, shall have any right to receive any cash dividends, equity security dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant.

(d) No Holder of a Warrant Certificate shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant Certificate held by such Holder.

9.2 Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.

9.3 Treatment of Holders of Warrant Certificates. Every Holder, by virtue of accepting a Warrant Certificate, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

9.4 Tax Forms. Each Holder of a Warrant Certificate shall deliver to the Warrant Agent a properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable.

10. Concerning the Warrant Agent.

10.1 Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of equity securities or other securities or other property deliverable upon exercise of any Warrant or (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of Common Stock or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Stock or stock or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

The Warrant Agent is hereby authorized to accept and protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees; provided, however, that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

10.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

10.3 Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree from time to time and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and hold it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent’s own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

10.4 Warrant Agent May Hold Company Securities. The Warrant Agent, any Countersigning Agent and any stockholder, equity holder, director, officer or employee of the Warrant Agent or any Countersigning Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent or the Countersigning Agent, respectively, under this Agreement. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

10.5 Resignation and Removal; Appointment of Successor.

(a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence or willful misconduct) after giving 30 days’ prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be an entity doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b) Any entity into which the Warrant Agent or any new Warrant Agent may be merged, or any entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act; provided, however, that such entity would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

10.6 Appointment of Countersigning Agent.

(a) The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 6, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be an entity doing business under the laws of the United States of America or any State thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment; provided, however, that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority.

(b) Any entity into which a Countersigning Agent may be merged or any entity resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act; provided, however, that such entity would be eligible for appointment as a new Countersigning Agent under the provisions of Section 10.6(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

(c) A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.

(d) The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 10.6 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.3.

(e) Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in Section 10.1.

11. Notices.

11.1 Notices Generally.

(a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including electronic mail or other form of electronic communication) and emailed or delivered by hand (including by courier service) as follows:

if to the Company, to:

Audacy, Inc. 2400 Market Street, 4th Floor
Philadelphia, Pennsylvania 19103
Attention: Andrew Sutor, Executive Vice President & General Counsel
Email: [REDACTED] if to the Warrant Agent, to:

Equiniti Trust Company LLC 48 Wall Street, 23rd Floor New York, NY 10005 Attention: Reorg Department Email: [REDACTED]

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All such communications shall, when so delivered by electronic mail or delivered by hand, be effective when electronically mailed with confirmation of receipt or received by the addressee, respectively.

(b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

11.2 Required Notices to Holders. In the event the Company shall:

(a) take any action that would result in an adjustment to the Exercise Price and/or the number of Common Stock issuable upon exercise of a Warrant pursuant to Section 5.1;

(b) consummate any Winding Up;

(c) consummate any Transaction; or

(d) set a record date for determining the holders of Common Stock entitled to participate in any dividend or distribution (each of (a), (b), (c) or (d), an “Action”);

then, the Company shall cause to be delivered to the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with Section 11.1(b) hereof, a written notice of such Action, including, (x) in the case of an Action pursuant to Section 11.2(a), the information required under Section 5.1(j)(ii), and (y) in the case of an Action pursuant to Section 11.2(c), the material terms and conditions of such Third Party Sale Transaction and the date on which such Third Party Sale Transaction is expected to become effective. Such notice shall (i) be given promptly after the effective date of such Action and (ii) in the case of an Action pursuant to Section 11.2(c), be given at least ten (10) Business Days prior to the closing of the relevant Third Party Sale Transaction; or (iii) in the case of any Action covered by clause (d) above, be given by the date that is nine (9) calendar days prior to such record date.

If at any time the Company shall cancel any of the Actions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 11.1(b).

[The Company shall cause any notice covered by clause (c) above of any Action constituting a Third Party Sale Transaction in which all or any portion of the Sale Securities Only Transaction Securities or Sale Cash and Securities Transaction Consideration comprises non-cash property (other than securities listed or admitted for trading on any U.S. national securities exchange) to set forth the Fair Market Values of such non-cash property.]*

*	Included in certain Second Lien Warrant Agreements that provide for Black-Scholes protections.

In addition, in the event the Company enters into any definitive agreement with respect to any Transaction, the Company shall promptly cause to be delivered to the Warrant Agent and shall promptly give to each Holder of a Warrant Certificate, in accordance with Section 11.1(b), a notice of the entering into such definitive agreement.

12. Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by any Holder of any Warrant Certificate. The Warrant Agent may require any such Holder to submit its Warrant Certificate for inspection by the Warrant Agent.

13. Amendments.

(a) Subject to Section 13(c), this Agreement may be amended, modified, waived or supplemented by the Company and the Warrant Agent with the consent of the Required Warrant Holders; provided, however, that any amendment, modification, waiver, or supplement to this Agreement which has a material, disproportionate, and adverse effect on any Holder of a Warrant Certificate (as compared to other Holders and without giving effect to such Holder’s specific tax or economic position or any other matters personal to such holder) shall also require the approval of such Holder in order to be effective and enforceable against such Holder.

(b) Notwithstanding the foregoing, subject to Section 13(c), the Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend, modify, waive, or supplement this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that any amendment, modification, waiver, or supplement to this Agreement which has a material, disproportionate, and adverse effect on any Holder of a Warrant Certificate (as compared to other Holders and without giving effect to such Holder’s specific tax or economic position or any other matters personal to such holder) shall also require the approval of such Holder in order to be effective and enforceable against such Holder.

(c) The consent of each Holder of any Warrant Certificate evidencing any Warrants affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or decrease the number of Common Stock receivable upon exercise of Warrants, in each case other than as provided in Section 5.1; (ii) change the Expiration Time to an earlier date or time; (iii) modify the provisions contained in Section 5.1, Section 5.3 or Section 11.2 (including the definitions used in and material to such Sections) in a manner adverse to the Holders of Warrant Certificates generally with respect to their Warrants; (iv) amend or modify this Section 13 or Section 14 in a manner adverse to the Holders of the Warrant Certificates; or (v) modify the definition of “Required Warrant Holders”.

(d) The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery; provided, however, that as a condition precedent to the Warrant Agent’s execution of any amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 13. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

(e) Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

14. Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Warrant Holders as required pursuant to Section 13 and, if Section 13(c) applies, the consent of the Holders of any Warrant Certificates evidencing any Warrants affected thereby.

15. Successor to Company.

So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction that constitutes a Non-Sale Transaction in which Warrants would be outstanding after consummation unless the acquirer (a “Successor Company”) shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(f). Upon the consummation of such Non-Sale Transaction, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein.

16. Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

18. Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

19. No Redemption.

The Warrants shall not be subject to redemption by the Company or any other Person; provided, however, that (i) the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Agreement and (ii) the Warrants are subject to termination upon a Third Party Sale Transaction as specified in Section 5.1(f).

20. Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Holders from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Holders any rights or remedies under or by reason of this Agreement or any part hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and of the Holders; provided, however, that the Non-Recourse Parties are express third-party beneficiaries of Section 24. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

21. Applicable Law; Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) TO THE EXTENT SUCH RULES OR PROVISIONS WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT CONSENTS AND AGREES THAT ANY ACTION TO

ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTE ARISES IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY. THE PARTIES HERETO CONSENT AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (II) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE IN THE MANNER HEREIN PROVIDED.

22. Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 22.

23. Entire Agreement.

This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

24. Confidentiality.

Except for required disclosures to any regulatory authority or self-regulatory authority with authority to regulate or oversee any aspect of the business of a Holder or its Affiliates, including bank and securities examiners or any other governmental body (provided, disclosures to such regulatory authority or self-regulatory authority shall be made with instructions to maintain confidentiality of the Confidential Information (as defined below)) or as and to the extent as may be required by applicable law, without the prior written consent of the Company, each Holder shall not make, and shall direct its officers, directors, managers, agents, employees and other representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of Confidential Information or any of the terms, conditions, or other aspects of this Agreement; provided, however, that each Holder and each of its respective equity owners may disclose Confidential Information (i) to its and their respective attorneys, accountants, consultants, and other advisors or professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and who are subject to confidentiality obligations to such Holder at least as protective as the terms set forth in this Section 24, provided, such Holder shall be responsible for any breach of such confidentiality provisions by any attorneys, accountants, consultants, or other advisors or professionals of such Holder or such Holder’s equity owners or Affiliates that actually receive Confidential Information; (ii) to the extent required under any agreement between such Holder or its respective equity owners and the respective investors, limited partners or other similar Persons of such Holder and its respective equity owners, as applicable, who are subject to obligations of confidentiality and in confidential materials delivered to prospective investors, limited partners or other similar Persons of such Holder and its respective equity owners, as applicable, who are subject to obligations of confidentiality; provided, however, that such Holder will use commercially reasonable best efforts to, and shall direct its respective equity owners, to, enforce their respective rights in connection with a known breach of such confidentiality obligations by any Person receiving Confidential Information pursuant to this clause (ii), and (iii) to a bona fide potential purchaser of Common Stock or Warrants held by such Holder if such bona fide potential purchaser executes a confidentiality agreement with such Holder containing terms at least as protective as the terms set forth in this Section 24 and which, among other things, provides for third-party beneficiary rights in favor of the Company to enforce the terms thereof. Each Holder shall use, and shall direct its officers, directors, managers, agents, employees and other representatives to whom Confidential Information is disclosed to use, the Confidential Information only in connection with its investment in the Common Stock of the Company and not for any other purpose (including to disadvantage the Company, any equity holder, or any other Holder). As used herein, “Confidential Information” means all information, knowledge, systems or data relating to the business, operations, finances, policies, strategies, intentions or inventions of the Company and its Subsidiaries and Affiliates (including any of the terms of this Agreement) from whatever source obtained, except for any such information, knowledge, systems or data which at the time of disclosure was (x) in the public domain or otherwise in the possession of the disclosing Person unless such information, knowledge, systems or data was placed into the public domain or became known to such disclosing Person in violation of any non-disclosure obligation, including this Section 24, (y) becomes available to the disclosing Person from a third party on a non-confidential basis, provided that such third party is not known by the disclosing Person to have a contractual, legal or fiduciary obligation of confidentiality with respect thereto, or (z) developed by or on behalf of the disclosing Person without use of or reference to the Confidential Information or breach of this Section 24.

The Warrant Agent and the Company agree that the Warrant Register and the number of Warrants held by each Holder (but not the aggregate number of Warrants outstanding) shall constitute “Confidential Information” and shall not be disclosed by the Warrant Agent or the Company except in compliance with this Section 24, which shall apply to the Warrant Agent and the Company mutatis mutandis with respect to such information.

Each Holder, the Warrant Agent and the Company agree that money damages would not be a sufficient remedy for any breach of this Section 24, and that in addition to all other remedies, the non-breaching party shall be entitled to seek injunctive or other equitable relief as a remedy for any such breach. Each Holder, the Warrant Agent and the Company agree not to oppose the granting of such relief and agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

If any Holder is required by applicable law to disclose any Confidential Information (other than to a regulatory or self-regulatory authority), it must, to the extent practicable and permitted by applicable law, first provide notice reasonably in advance to the Company with respect to the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made. Such Holder shall cooperate, at the Company’s sole cost and expense, with the Company to obtain confidentiality agreements or arrangements with respect to any legally mandated disclosure and in any event shall disclose only such information as is required by applicable law when required to do so.

25. Non-Recourse.

Notwithstanding anything express or implied in this Agreement, each Holder and the Warrant Agent covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 25 shall relieve or otherwise limit the liability of the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

26. Waiver of Certain Damages.

To the extent permitted by applicable law, each of the Company, each Holder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby.

27. Interpretation.

Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa. Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. All references to currency, monetary values, “$” and dollars set forth herein shall mean United States dollars (USD) and all payments hereunder shall be made in United States dollars. All accounting terms used herein and not expressly defined herein shall have the meaning given to them under GAAP. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation. When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”. References herein to a party are references to the parties to this Agreement, except to the extent expressly provided otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

AUDACY, INC.

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

[FACE OF WARRANT CERTIFICATE]

AUDACY, INC.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

[FACE]

No. [___]	CUSIP No. 05070N ___

THE WARRANTS AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS WILL BE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(B) OF THE BANKRUPTCY CODE OR AN AFFILIATE OF THE ISSUER, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND AUDACY, INC., IF IT SO REASONABLY DETERMINES IS NECESSARY, IS IN RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ITS BOARD OF DIRECTORS THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THE WARRANTS AND SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE WARRANT AGREEMENT AND, WITH RESPECT TO THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, THE SHAREHOLDERS’ AGREEMENT (AS SUCH AGREEMENT MAY BE AMENDED, AMENDED AND RESTATED OR SUPPLEMENTED, THE “SHAREHOLDERS’ AGREEMENT”) OF AUDACY, INC. NO REGISTRATION OR TRANSFER OF THE WARRANTS OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY BE MADE UNLESS AND UNTIL SUCH

RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH, INCLUDING, AS APPLICABLE, COMPLIANCE WITH THE WARRANT AGREEMENT OR THE SHAREHOLDERS’ AGREEMENT, AS APPLICABLE. THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS ARE ALSO SUBJECT TO CERTAIN OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT.

THE COMPANY OR THE WARRANT AGENT WILL FURNISH, WITHOUT CHARGE, TO EACH HOLDER OF RECORD OF THE WARRANTS REPRESENTED OR OTHERWISE EVIDENCED BY THIS STATEMENT A COPY OF THE SHAREHOLDERS’ AGREEMENT, CONTAINING THE ABOVE-REFERENCED TERMS, PROVISIONS AND CONDITIONS, INCLUDING RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER OF THE WARRANTS OR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THESE LEGENDS MAY NOT BE REMOVED WITHOUT THE WRITTEN CONSENT OF THE COMPANY.

AUDACY, INC.

No. [__]	[__,__,___] Warrants CUSIP No. 05070N ___

THIS CERTIFIES THAT, for value received, [_______________________], or registered assigns, is the registered owner of the number of Warrants to purchase Common Stock of Audacy, Inc., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement, dated as of September 30, 2024 (as may be supplemented, amended or amended and restated pursuant to the applicable provisions thereof, the “Warrant Agreement”), between the Company and Equiniti Trust Company LLC, as warrant agent (the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement)) specified above, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of $77.10 per share of Common Stock (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued. The Company shall pay any and all taxes (other than income or similar taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form for shares of Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid.

Each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the Original Issue Date until the Expiration Time in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and, if applicable, whether Cashless Exercise is being elected with respect thereto, and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the “Corporate Agency Office”), together with payment in full of the Exercise Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise (to the extent Cashless Exercise has not been elected). Any such payment of the Exercise Price is to be by cashier’s check payable to the order of the Warrant Agent, or by wire transfer in immediately available funds to such account of the Warrant Agent at such banking institution as the Warrant Agent shall have designated from time to time for such purpose.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed.

Dated: [________ __], 20[__]

AUDACY, INC.

By:
[Title]

Countersigned:

EQUINITI TRUST COMPANY LLC, as Warrant Agent

By:
Authorized Officer

Reverse of Warrant Certificate

AUDACY, INC.

WARRANT CERTIFICATE

EVIDENCING

WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to purchase shares of Common Stock (“Warrants”), limited in aggregate number to __________ Warrants issued under and in accordance with the Warrant Agreement, to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the Corporate Agency Office for inspection by the Holder hereof.

The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of Common Stock into which a Warrant is exercisable and the Exercise Price required to be made in certain circumstances, (x) in the case of any Transaction that is a Non-Sale Transaction, the Company shall (or, in the case of any such Transaction that is a Non-Surviving Transaction, the Company shall cause the other Person involved in such Transaction to) execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Property that would have been receivable upon such Transaction by a Qualifying Person holding the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Transaction (upon certain assumptions specified in the Warrant Agreement) and (ii) the rights and obligations of the Company (or, in the case of any such Transaction that is a Non-Surviving Transaction, the other Person involved in such Transaction) and the holders in respect of Substituted Property shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of shares of Common Stock, and (y) in the case of any Third Party Sale Transaction, the Warrants will expire at the effective time of consummation thereof and, if the specified “Black-Scholes Value” is greater than zero, the Company will make certain specified payments of cash or other consideration all as more fully specified in the Warrant Agreement.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire, terminate and become void, and all rights of the Holders of Warrant Certificates evidencing such Warrants shall automatically terminate and cease to exist, as of the Expiration Time. The “Expiration Time” shall mean the earlier to occur of (x) 5:00 p.m. New York time on September 30, 2028 (the fourth anniversary of the Original Issue Date) or, if not a Business Day, then 5:00 p.m. New York time on the next Business Day thereafter; (y) the date and time of consummation of any Third Party Sale Transaction; and (z) the date and time of effectiveness of a Winding Up.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of shares of Common Stock of the Company, including the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, holders of shares of Common Stock or other equity securities of the Company or any other proceedings of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to a Winding Up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock or other equity securities dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the holders of shares of Common Stock or other equity securities of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Any action to enforce this Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City.

The Warrant Agreement provides that each Holder or transferee of any Holder shall provide the Warrant Agent with properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement. In the event of any conflict between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

EXHIBIT B

Exercise Form

Equiniti Trust Company LLC

48 Wall Street, 23rd Floor

New York, NY 10005

Attention: Reorg Department

Re: Audacy, Inc. Warrant Agreement, dated as of September 30, 2024

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned Holder of this Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Warrant Certificate and represents that for each of the Warrants evidenced hereby being exercised such Holder either has (please check one box only):

☐	tendered the Exercise Price in the aggregate amount of $_________ by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose; or

☐	elected a “Cashless Exercise”.

Unless otherwise indicated below, and subject to compliance with the Communications Laws (defined below), the Holder shall receive Class A Common Stock in exchange for the exercise of the Warrants.

☐	Class B Common Stock Only Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants for the applicable number of shares of Class B Common Stock.

☐

Class A Common Stock Non-Attribution Election. The undersigned elects to receive Common Stock issued upon exercise of the Warrants of up to 4.99 percent (or if the Company determines that the undersigned Holder qualifies for an exception to the FCC’s rules allowing it to own, directly or indirectly, 5.00 percent or more, of the shares of Class A Common Stock without being deemed to hold an “attributable” interest in the Company, up to the amount applicable to the undersigned) of the then-outstanding shares of Class A Common Stock and the balance in the form of the applicable number of shares of Class B Common Stock up to such amount as complies with the Communications Laws, with any remainder retained in Warrants.

☐	The undersigned is making a Class A Common Stock Non-Attribution Election, and the undersigned Holder is

(1) an “investment company” as defined by 15 U.S.C. § 80a-3,

(2) an insurance company, or

(3) a bank holding stock through trust departments in trust accounts.

The undersigned acknowledges that the exercise of each Warrant is subject to the restrictions set forth in Article III of the Warrant Agreement and certifies to the Company that, within the meaning of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission (“FCC”) (collectively, the “Communications Laws”):

☐

the undersigned is (a) is not the representative of any foreign government or foreign person; and (b) if a natural person, is a citizen of the United States; or (c) if an entity, is (i) organized under the laws of the United States, and (ii) not owned or controlled to any extent, directly or indirectly, by non-U.S. persons or entities, as determined pursuant to the Communications Laws;

or

☐

the undersigned is (a) organized under the laws of the United States, and (b) non-U.S. persons directly or indirectly hold the percentages of the equity and voting rights of the undersigned set forth below, as determined pursuant to the Communications Laws:

Foreign Equity Percentage:    %

Foreign Voting Percentage:    %

or

☐	the undersigned is organized under the laws of the following non-U.S. jurisdiction:

and

☐

to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to the Communications Laws, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to the Communications Laws already owns, to acquire an “attributable” interest in the Company under the FCC’s media ownership rules (generally a 5 percent or greater voting interest), or (b) the undersigned has previously provided the Company in writing, to the Company’s satisfaction, all information and reports reasonably necessary for the Company (i) to determine that the holding of such an attributable interest will not cause the Company or the undersigned to violate or hold an interest that is inconsistent with the Communications Laws, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest, and (iii) to determine to forbear from exercising its rights under Article III of the Warrant Agreement, as the same may be amended from time to time, to decline to permit the requested exercise;

and

☐

to the best of the undersigned’s knowledge, the requested exercise of Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to the Communications Laws, and taking into account any stock and/or Warrants that the undersigned together with any such person or entity subject to aggregation pursuant to the Communications Laws already owns, to acquire a voting or equity interest in the Company under the FCC’s foreign ownership rules (generally a 5 percent or greater voting or equity interest) that requires Specific Approval, or (b) the undersigned has previously received Specific Approval (as defined in the Warrant Agreement) from the FCC.

The undersigned requests that the shares of Common Stock issuable upon exercise be issued in accordance with Section 3.2(e) of the Warrant Agreement and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

[Signature Page Follows]

Dated:	Name:
(Please Print)

(Insert Social Security or Other Identifying Number of Holder and Holder Name)	Address:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Signature Guaranteed:

Instructions (i) as to denominations and names of shares of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:

Assignment

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

Please insert social security or

other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

EXHIBIT C

FORM OF JOINDER

The undersigned is executing and delivering this Joinder, dated as of [•], to that certain Shareholders’ Agreement of Audacy, Inc., a Delaware corporation (the “Company”), dated as of September 30, 2024 (as amended, modified, restated, amended and restated or supplemented from time to time pursuant to its terms, the “Shareholders’ Agreement”), in connection with the acquisition of shares of Common Stock by the undersigned.

By executing and delivering this Joinder to the Company, the undersigned hereby (i) agrees to become a party to, to be bound by, and to comply with all of the provisions, obligations and responsibilities of the Shareholders’ Agreement in the same manner as if the undersigned were an original signatory to the Shareholders’ Agreement; (ii) agrees that the undersigned shall be a Stockholder of the Company, as such term is defined in the Shareholders’ Agreement; (iii) represents and warrants to the Company that the undersigned is acquiring the shares of Common Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof; and (iv) acknowledges that the shares of Common Stock are not registered under the Securities Act of 1933, as amended, and that the shares of Common Stock may not be transferred or sold except (a) pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable and (b) pursuant to the terms of the Shareholders’ Agreement.

Additionally, the undersigned agrees and acknowledges that the address provided on the signature page hereto shall be included as the undersigned’s applicable address for notices and on the Company’s books and records as such.

[______________]

By:

Name:

Title:

Address:

Email:

Attention: